UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2021

TPG RE Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38156	36-4796967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue, 35th Floor, New York, New York 10106
(Address of Principal Executive Offices) (Zip Code)

(212) 601-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TRTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On June 9, 2021, TPG RE Finance Trust, Inc. (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) to the Company’s charter with the State Department of Assessments and Taxation of the State of Maryland, which classified and designated 8,050,000 shares of the Company’s 6.25% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”). A summary of the material terms of the Series C Preferred Stock is set forth under the caption “Description of Series C Preferred Stock” in the Company’s prospectus supplement, dated June 7, 2021, which forms a part of the Company’s registration statement on Form S-3 (Registration No. 333-226642), and is hereby incorporated by reference into this Item 3.03.

When, as, and if authorized by the Company’s board of directors and declared by the Company, dividends on the Series C Preferred Stock will be payable quarterly in arrears on or about March 30, June 30, September 30, and December 30 of each year at a rate per annum equal to 6.25% per annum of the $25.00 per share liquidation preference. Dividends on the Series C Preferred Stock are cumulative.

The Series C Preferred Stock ranks senior to the Company’s common stock as to distribution rights and rights upon the liquidation, dissolution or winding up of the Company (together with any class or series of the Company’s capital stock expressly designated as ranking junior to the Series C Preferred Stock, “Junior Stock”).

In addition to other preferential rights, each holder of shares of Series C Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series C Preferred Stock, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of the payment, before the holders of shares of Junior Stock, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, of the Company. Furthermore, the Company is restricted from declaring or paying any dividends, or setting aside any assets for the payment of dividends, on shares of Junior Stock or any class or series of the Company’s capital stock expressly designated as ranking on parity with the Series C Preferred Stock as to dividend rights and rights upon the liquidation, dissolution or winding up of the Company (“Parity Stock”) or, subject to certain exceptions, redeeming or otherwise acquiring shares of Parity Stock or Junior Stock unless full cumulative dividends on the Series C Preferred Stock for all past dividend periods have been declared and either paid or set aside for payment in full.

The foregoing description is not complete and is qualified in its entirety by the terms of the Series C Preferred Stock as set forth in the Articles Supplementary. A copy of the Articles Supplementary is filed as Exhibit 3.4 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 10, 2021, and the information in the Articles Supplementary is incorporated into this Item 3.03 by reference..

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On June 7, 2021, the Company and TPG RE Finance Trust Management, L.P. (the “Manager”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the underwriters (collectively, the “Underwriters”) to issue and sell (the “Offering”) 7,000,000 shares of the Company’s 6.25% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) at a public offering price of $25.00 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Series C Preferred Stock. The Offering is expected to close on June 14, 2021, subject to customary closing conditions. The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company and the Manager, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Venable LLP, Maryland counsel to the Company, relating to the legality of the shares of Series C Preferred Stock is filed as Exhibit 5.1 hereto.

A copy of the opinion of Vinson & Elkins LLP, counsel to the Company, relating to certain U.S. federal income tax matters is filed as Exhibit 8.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 7, 2021, among the Company, the Manager and Raymond James & Associates, Inc.

3.1	Articles Supplementary, designating the Company’s 6.25% Series C Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on June 10, 2021).

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Vinson & Elkins LLP

23.1	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.2	Consent of Vinson & Elkins LLP (contained in its opinion filed as Exhibit 8.1 and incorporated herein by reference)

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG RE FINANCE TRUST, INC.

By:	/s/ Robert Foley
Name: Robert Foley
Title: Chief Financial Officer

Date: June 10, 2021

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